SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
October 18, 2007 (Date of earliest event reported)
WASHINGTON GROUP INTERNATIONAL, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-12054 (Commission File Number)	33-0565601 (IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO 83712 (Address of principal executive offices, including zip code)

208 / 386-5000 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01     Other Events.

On May 27, 2007, URS Corporation (“URS”), Elk Merger Corporation (“Elk Merger Sub”), Bear Merger Sub, Inc. (“Bear Merger Sub”) and Washington Group International, Inc. (“Washington Group”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), which sets forth the terms and conditions pursuant to which Elk Merger Sub, a wholly owned subsidiary of URS, will merge with and into Washington Group, with Washington Group continuing as the surviving corporation (the “Merger”). Subsequently, pursuant to the terms of the Merger Agreement, URS will cause Washington Group to merge with and into Bear Merger Sub, another wholly owned subsidiary of URS, with Bear Merger Sub continuing as the surviving corporation.

The Merger is conditioned on, among other matters, approval by the stockholders of URS of the proposed stock issuance and approval of the stockholders of Washington Group of the Merger Agreement. In connection with the Merger, URS and Washington Group mailed to their respective stockholders a definitive joint proxy statement/prospectus on or about October 1, 2007 (the “Joint Proxy Statement/Prospectus”).

As described in the Form 8-K filed by Washington Group on October 10, 2007, a putative class action complaint was filed by Schultze Asset Management, LLC (“Plaintiff”) on October 1, 2007, on behalf of the public stockholders of Washington Group against URS, Washington Group, and each of Washington Group’s directors (collectively, the “Defendants”) in the Court of Chancery of the State of Delaware in and for New Castle County, entitled Schultze Asset Management, LLC v. Washington Group International, Inc., et. al. (the “Shareholder Action”).

On October 18, 2007, Plaintiff and the Defendants entered into a memorandum of understanding (the “MOU”) with regard to the settlement of the Shareholder Action. The MOU states that the parties will enter into a settlement agreement providing for, among other things, (i) Washington Group to include certain disclosures in a Current Report on Form 8-K; and (ii) a dismissal with prejudice and a complete settlement and release of all claims against the Defendants asserted in the Shareholder Action, or that arise out of the Merger Agreement and related matters which have been or could have been asserted in the litigation, including but not limited to claims related to the Merger or the Merger Agreement and the adequacy and completeness of disclosures made in connection with the Merger as described in the Joint Proxy Statement/Prospectus. The settlement contemplated by the MOU is subject to confirmatory discovery, the execution by the parties of a definitive settlement agreement, and the approval of that agreement by the Court. The settlement contemplated by the MOU is not conditioned upon the consummation of the Merger. In connection with the entry into the MOU, Washington Group has issued a press release that is filed as Exhibit 99.1 to this Form 8-K. Washington Group will mail notice of the settlement to its stockholders on a future date.

In connection with the settlement of the stockholder litigation pertaining to the Merger, Washington Group has agreed to make the following disclosures:

At the regularly scheduled quarterly meeting held on August 17 and 18, 2006, the Washington Group board of directors determined, after receiving advice from Goldman Sachs on the issue, that it would not be in Washington Group’s best interest to pursue the leveraged recapitalization proposed by Investment Fund A because the proposal would result in Washington Group becoming, in the directors’ view, over-leveraged. In assessing the potential merger transaction in which URS would acquire Washington Group, certain members of Washington Group’s board of directors considered the desire of certain Washington Group stockholders that had been expressed to the Board for additional liquidity.

During the period in which Washington Group was involved in discussions with URS concerning a potential merger transaction in which URS would acquire Washington Group, Washington Group did not re-solicit Company A’s interest in a potential merger transaction because Washington Group’s board of directors believed, based on the two prior unsuccessful negotiations with Company A concerning a potential business combination with Washington Group, that the two companies would be unable to reach an agreement regarding material terms, including a meaningful reverse break-up fee, and that such a contact could put the potential deal with URS at significant risk. During that same period, Washington Group did not re-solicit Company B’s interest in a potential merger transaction because Washington Group’s board of directors did not believe that Company B was a viable strategic partner.

The financial forecasts of Washington Group prepared by Washington Group management and included in the Joint Proxy Statement/Prospectus were based, in part, on the projected revenues and earnings related to potential new contracts then in the bid or negotiation stage. As part of this process, Washington Group management would estimate the expected revenues and earnings from potential new contracts as well as the relative risk that Washington Group would not succeed in obtaining the contracts.

As disclosed in the press release attached as an exhibit to the Form 8-K filed by Washington Group on October 15, 2007, Washington Group management estimates that there is the potential for a favorable adjustment to pre tax earnings in 2007 of $15 million to $35 million, relating to active negotiations over changes to the overall contract fee and structure of Washington Group’s 50-percent participation in a U.S. Department of Energy nuclear waste processing facility construction project that Washington Group believes will result, upon completion of the negotiations, in a cumulative adjustment to earnings for work performed since April 2003. As further disclosed in the October 15 press release, Washington Group management estimates that there is the potential for a favorable adjustment to pre tax earnings in 2007 of up to $10 million, relating to active negotiations over change orders for the Riverside highway project. In addition to the potential favorable adjustments described above and disclosed in the October 15 press release, Washington Group management estimates that there is the potential for an additional favorable adjustment to earnings in 2007 of $4 million, relating to the possible settlement of a claim.

The following information was delivered by Goldman Sachs to the board of directors of Washington Group in connection with rendering its opinion dated May 27, 2007. References in this Form 8-K to Goldman Sachs’ opinion and the analyses performed by Goldman Sachs should be read in conjunction with the “Opinion of Washington Group’s Financial Advisor” section of the Joint Proxy Statement/Prospectus of URS Corporation and Washington Group International, Inc. dated September 28, 2007 and such analyses are entirely qualified by the description of the scope and purpose of Goldman Sachs’ analyses and fairness opinion contained therein.

•
In conducting its illustrative discounted cash flow analysis, Goldman Sachs calculated indications of value ranging from $4.83 to $5.01 per share for tax savings from goodwill deductibility and NOL carryforwards. These indications of value were incorporated into the range of implied present values of the total equity value per share of Washington Group common stock of $65.10 to $87.41.

•
In conducting its illustrative discounted cash flow analysis, Goldman Sachs calculated illustrative terminal values based upon free cash flow perpetuity growth rates ranging from 2.5% to 4.0%, and discounted all free cash flows to June 30, 2007 using discount rates ranging from 9.0% to 10.0%, reflecting estimates of the weighted average cost of capital for Washington Group. The illustrative terminal value calculations indicated a range of implied last twelve months EBITDA multiples of 6.9x to 10.4x and a range of implied forward price/earnings multiples of 14.4x to 21.3x. The calculations of implied multiples did not include the value related to tax savings from goodwill deductibility and NOL carryforwards. The mean of Washington Group’s last twelve months EBITDA multiples from July 2002 through May 2007 was 6.0x and the mean of industry composite last twelve months EBITDA multiples over a 10-year period ending May 2007 was 8.7x.

Goldman Sachs is not part of the syndicate providing financing to URS for the proposed Merger.

The supplemental disclosures set forth above should be read together with the disclosure provided in the Joint Proxy Statement/Prospectus.

Forward-Looking Statements
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof. Each forward-looking statement, including, without limitation, any financial guidance, speaks only as of the date on which it is made, and Washington Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties. Actual results may vary materially as a result of changes or developments in social, economic, business, market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by customers, clients, suppliers, business partners, or government bodies. Performance is subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of customers, and spending levels and priorities of the U.S., state and other governments. Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives. Results may also be impacted by costs relating to the proposed merger transaction with URS Corporation and the timing of such merger transaction if it is approved by both companies’ stockholders. For additional risks and uncertainties impacting the forward-looking statements contained in this Form 8-K, please see "Note Regarding Forward-Looking Information" and "Item 1A. Risk Factors" in Washington Group's annual report on Form 10-K for fiscal year 2006.

Item 9.01     Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
99.1	Washington Group International News Release, dated October 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                            WASHINGTON GROUP INTERNATIONAL, INC.

                          /s/ Craig G. Taylor
                            By: ______________________________________
                            Name: Craig G. Taylor
                            Title: Vice President and Secretary

Dated: October 19, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Washington Group International News Release, dated October 19, 2007.